Exhibit 4.4


                    REAFFIRMATION AND RATIFICATION AGREEMENT

                                              June 30, 2006

Laurus Master Fund, Ltd.
c/o Laurus Capital Management, LLC
825 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

      Reference is made to the (a) Subsidiary Guaranty dated as of June 30, 2004 made by GreenMan Technologies of Minnesota, Inc., a Minnesota corporation ("GreenMan Minnesota"), GreenMan Technologies of Georgia, Inc., a Georgia corporation ("GreenMan Georgia"), GreenMan Technologies of Iowa, Inc., an Iowa corporation ("GreenMan Iowa"), GreenMan Technologies of Tennessee, Inc., a Tennessee corporation ("GreenMan Tennessee"), GreenMan Technologies of Wisconsin, Inc., a Wisconsin corporation ("GreenMan Wisconsin") and GreenMan Technologies of California, Inc., a California corporation ("GreenMan California") in favor of Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus") (as amended, restated, modified and/or supplemented from time to time, the "Subsidiary Guaranty"), (b) Master Security Agreement dated as of June 30, 2004 made by GreenMan Technologies, Inc., a Delaware corporation (the "Parent"; the Parent, GreenMan Minnesota and GreenMan Iowa are collectively referred to herein as the "Companies" and each, a "Company"), GreenMan Minnesota, GreenMan Georgia, GreenMan Iowa, GreenMan Tennessee, GreenMan Wisconsin and GreenMan California in favor of Laurus (as amended, restated, modified and/or supplemented from time to time, the "Master Security Agreement"), and (c) Stock Pledge Agreement dated as of June 30, 2004 made by the Parent, GreenMan Minnesota, GreenMan Georgia, GreenMan Iowa, GreenMan Tennessee, GreenMan Wisconsin and GreenMan California in favor of Laurus (as amended, restated, modified and/or supplemented from time to time, the "Stock Pledge Agreement") (the Subsidiary Guaranty, the Master Security Agreement, and the Stock Pledge Agreement, collectively, the "Existing Security and Guaranty Agreements").

      WHEREAS, the Companies, GreenMan Georgia, GreenMan Tennessee and Laurus have agreed to amend and restate in its entirety that certain Security Agreement, dated as of June 30, 2004 (as amended, restated, modified and/or supplemented prior to the date hereof, the "Original Security Agreement") in the form of the 2006 Laurus Purchase Agreement (as defined below)

      WHEREAS, the Companies have authorized the issuance to Laurus of each of the 2006 Laurus Term Note (as defined below) and the 2006 Laurus Revolving Note (as defined below), which 2006 Laurus Term Note and 2006 Laurus Revolving Note which shall be given in substitution of and not in satisfaction of each of the Revolving Note (as defined in the Original Security Agreement), the Minimum Borrowing Note (as defined in the Original Security Agreement ) and the Secured Convertible Term Note dated June 30, 2004 issued by the Parent to Laurus (as amended, restated, modified and/or supplemented from time to time, the "2004 Laurus Term Note");

      NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration , the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. On the date hereof, (a) the Companies shall, on a joint and several basis, issue to Laurus each of the 2006 Laurus Term Note and the 2006 Laurus Revolving Note, in each case, in substitution and not in satisfaction of each of the Revolving Note, the Minimum Borrowing Note and the 2004 Laurus Term Note and
(b) Laurus shall return to the Companies each of Revolving Note, the Minimum Borrowing Note and the 2004 Laurus Term Note marked "cancelled". Each Company and Laurus hereby acknowledges and agrees that the issuance of the 2006 Laurus Term Note and the 2006 Laurus Revolving Note shall immediately precede the repayment of the Revolving Note, the Minimum Borrowing Note and the 2004 Laurus Term Note.

      2. On the date hereof, the Companies, GreenMan Georgia, GreenMan Tennessee and Laurus agree that the Original Security Agreement shall be amended and restated in the form of the 2006 Laurus Purchase Agreement.

      3. To induce Laurus to provide additional financial accommodations to the Companies evidenced by (i) that certain Secured Non-Convertible Term Note, dated the date hereof, made by the Parent, GreenMan Minnesota and GreenMan Iowa in favor of Laurus (as amended, restated, modified and/or supplemented from time to time, the "2006 Laurus Term Note"), (ii) that certain Secured Non-Convertible Revolving Note, dated the date hereof, made by the Parent, GreenMan Minnesota and GreenMan Iowa in favor of Laurus (as amended, restated, modified and/or supplemented from time to time, the "2006 Laurus Revolving Note"), (iii) the Amended and Restated Security and Purchase Agreement, dated as of June 30, 2004 and amended and restated as of the date hereof by and among the Parent, GreenMan Minnesota, GreenMan Iowa and Laurus (as amended, restated, modified or supplemented from time to time, the "2006 Laurus Purchase Agreement"), (iv) the other Ancillary Agreements referred to in, and defined in, the 2006 Laurus Purchase Agreement, as such agreements have been amended, restated modified and/or supplemented from time to time (the agreements set forth in the preceding clauses (i) through (iv), inclusive, collectively, the "2006 Laurus Agreements"), each of the Parent, GreenMan Minnesota and GreenMan Iowa hereby:

      (a) represents and warrants to Laurus that it has reviewed and approved the terms and provisions of each of the 2006 Laurus Agreements and the documents, instruments and agreements entered into in connection therewith;

      (b) acknowledges, ratifies and confirms that all indebtedness incurred by, and all other obligations and liabilities of, each of the Parent, GreenMan Minnesota and GreenMan Iowa, under each of the 2006 Laurus Agreements are (i) "Obligations" under, and as defined in the Subsidiary Guaranty, (ii) "Obligations" under, and as defined in, the Master Security Agreement, and (iii) "Indebtedness" under, and as defined in, the Stock Pledge Agreement;

      (c) acknowledges, ratifies and confirms that each of the 2006 Laurus Agreements are "Documents" under, and as defined in, each of the Subsidiary Guaranty, the Master Security Agreement and the Stock Pledge Agreement;

      (d) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Security and Guaranty Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of each of the 2006 Laurus Agreements;

      (e) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned's obligations under any Existing Security and Guaranty Agreement; and

      (f) acknowledges, ratifies and confirms the grant by each of the Parent, GreenMan Minnesota and GreenMan Iowa to Laurus of a security interest in the assets of (including the equity interests owned by) each of the Parent, GreenMan Minnesota and GreenMan Iowa, respectively, as more specifically set forth in the Existing Security and Guaranty Agreements.

            [The remainder of this page is intentionally left blank]

      This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

                           Very truly yours,

                           GREENMAN TECHNOLOGIES, INC.

                           By: _____________________________
                           Name:
                           Title:
                           Address: 7 Kimball Lane
                                    Lynnfield, MA 01940

                           GREENMAN TECHNOLOGIES OF MINNESOTA, INC.

                           By: _____________________________
                           Name:
                           Title:
                           Address: 12498 Wyoming Ave. South
                                    Savage, MN 55378

                           GREENMAN TECHNOLOGIES OF IOWA, INC.

                           By: _____________________________
                           Name:
                           Title:
                           Address: 1914 E. Euclid
                                    Des Moines, IA 53013

Acknowledged and Agreed to by:

LAURUS MASTER FUND, LTD.

By:___________________________
   Name:
   Title:

GREENMAN TECHNOLOGIES OF GEORGIA, INC.

By:___________________________________
Name:_________________________________
Title:________________________________


GREENMAN TECHNOLOGIES OF TENNESSEE, INC.

By:___________________________________
Name:_________________________________
Title:________________________________